MSB FINANCIAL, INC. Shareholders Approve Merger

          MARSHALL, Mich. -- (BUSINESS WIRE) -- Jan. 26, 2004 -- MSB Financial, Inc. (Nasdaq: MSBF), the holding company for Marshall Savings Bank, FSB, has announced that at its meeting of shareholders held January 22, 2004, the merger of the Company into Monarch Community Bancorp, Inc. was approved.

          Approval from the Office of Thrift Supervision is pending, after which the merger can be consummated.

CONTACT:	MSB Financial, Inc. Charles B. Cook, 269-781-5103 www.marshallsavings.com